Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 of our report relating to the financial statements of Man Sang Holdings, Inc. dated June 28, 2005, appearing in the Annual Report on Form 10-K of Man Sang Holdings, Inc. for the year ended March 31, 2005. We also consent to the reference of our firm under the caption "Experts".

/s/ Moores Rowland Mazars

Chartered Accountants

Certified Public Accountants

Hong Kong

February 24, 2006